UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

ETHEMA HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

950 Evernia Street, West Palm Beach, Florida 33401
(Address of principal executive offices)

(416) 500-0020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The descriptions listed below in each section do not purport to be complete and in each case are qualified in their entirety by reference to the Exhibits listed with each section.

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On June 28, 2023 Ethema Health Corporation (“Ethema” or the “Company”), Cranberry Cove Holdings Ltd., (“CCH”), and Leonite Capital, LLC, (“Leonite” and together with the Company and CCH, the “Parties”) entered into a Share Exchange Agreement that would transfer the ownership of CCH from Ethema to Leonite effective June 30, 2023.

Leonite exchanged their $400,000 Series B preferred stock in the Company together with accrued and outstanding dividends of $61,183 for all of the outstanding stock in CCH. CCH had $700,000 of Series A preferred shares outstanding to Leonite and accrued dividends outstanding as of June 30, 2023 of $244,734. In addition CCH had a mortgage outstanding of $3,525,223 and Government Assistance Loans of $45,317 which were assumed by Leonite with the sale. The company recorded a gain on the sale of CCH in the amount of $2,496,069

The Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Company subsidiary, Evernia Health Center, LLC, (“Evernia”) had an option to purchase its leased real estate at 950 Evernia Street, West Plam Beach Florida (“950”). The option was a part of the Evernia lease and it was an option to purchase for $5,000,000.00. The option expired unexercised on January 1, 2022 at which time Evernia extended the lease for a five year term ending on January 31, 2027. The Company wanted to ensure that 950 would be available for its subsidiary Evernia on a long term basis and therefore, on October 3, 2022 the Company entered into a purchase and sale agreement with Evernia Station Limited Partnership for the purchase of 950 for the sum of $5,500,000 (“Purchase Agreement”). The closing was originally set for February 1, 2023. Through a series of 6 addendums to the Purchase Agreement requiring the payment of a total $180,000 in extension fees, the Closing was extended to August 3, 2023.

The foregoing description of the Purchase Agreement and Adendums does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

On February 27, 2023 the Company signed a listing agreement with Stream Capital Partners listing 950 for sale at a price of $9,568,000 for the purposes of identifying a buyer that would purchase and then lease back 950 to the Company for the long term. The agreement is attached hereto as exhibit 10.3.

On May 4, 2023 the Company signed a Letter of Intent with Pontus Net Lease Advisers, LLC (“LOI”) to sell 950 for $8,500,000 and leaseback 950 to the Company for a term of twenty years with two ten year extensions. The LOI is attached hereto as Exhibit 10.4.

On May 19, 2023 the Company signed a purchase and sale agreement with Pontus Net Lease Advisors to sell 950 for $8,500,000 as per the conditions set forth in the LOI. The purchase and sale agreement is attached hereto as Exhibit 10.5

On August 4, 2023 the Company completed both the purchase of 950 from Evernia Station Limited Partnership and the sale of 950 to Pontus Net Lease Advisors, LLC. Net proceeds on the two transactions after payment of the extension fees was $2,820,000 and expenses for the two transaction not including the extension fees totaled $520,627.60.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Oﬀ-Balance Sheet Arrangement of a Registrant.

On August 4, 2023 the Company entered into a long term lease for 950 with an initial term of twenty years, and two ten year extension options. The lessor is Pontus EHC Palm Beach, LLC , a Delaware limited liability company and a portfolio company of Pontus Net Lease Advisors, LLC. The lease is absolutely net and the lease cost for the initial year is $748,000 paid monthly. The lease increases at a rate of 2.75% per year for a total term lease obligation of $19,595,653 over the initial twenty-year term. The Lease is personally guaranteed by the Company President and the guarantee may be released after 5 years based on certain financial and performance metrics being met. The lease is attached hereto as Exhibit 10.6

On August 4, 2023 the Company replaced the original lease between Evernia and Evernia Station Limited Partners with a new lease mirroring the previous lease but between Evernia and the Company. A copy of the new Lease is attached hereto as Exhibit 10.7.

Item 3.02 Unregistered Sales of Equity Securities.

On June 28, 2023 the Company entered into a Warrant Exchange Agreement with Leonite that exchanged a Warrant outstanding to Leonite originally issued on June 12, 2020 for a new Warrant dated June 30, 2023. The old warrant and the new warrant are attached to the Warrant exchange Agreement which is attached hereto as Exhibit 10.8. The substantial changes to the warrant affect the number of shares in the warrant, the exercise price and the term. The original warrant provided for Leonite to have a continuing right to purchase a 20% share of the outstanding common shares until it expired on June 12, 2025 which was originally set at 326,286,847 shares. The new warrant fixed the 20% figure at the current outstanding share amount being 745,810,761 shares with no allowance for adjustment, except normal adjustments due to splits or consolidations, until the new expiry date of June 30, 2027. The exercise price in the original warrant was set at $0.10 but with allowance for adjustments would have been exercisable at $0.0004 per share. The exercise price in the new warrant is set at $0.001 and only adjustable if the Company issues any shares at a price less than the exercise price during the warrant period except for any issuance of shares to the Company president or related party on any debt outstanding to those parties as of June 30, 2023, and only to a limit of $0.0005 per share. The Warrant Exchange agreement was conditional on Leonite receiving a full payment of all of its outstanding loans originally set as by July 20, 223. This date was extended and all of the notes were repaid on August 4, 2023. Leonite held several notes at June 30, 2023, some of which were convertible into shares at variable rates. The dates of the notes were July 12, 2020, May 3, 2022, June 1, 2022 and March 1, 2022. The total amount repaid to Leonite was $1,449,000.

There were two other convertible notes outstanding with variable rate conversions originally issued as part of the 2020 restructuring, which were repaid in full on August 4, 2023. The first payment was $65,449.87 to Ed Blasiak for his note dated September 14, 2020 and the second payment was $179,474.35 to Joshua Bauman for his note dated September 14, 2020.

Item 7.01 Regulation FD Disclosure.

Press releases related to the transactions covered by this 8-k were released on October 5, 2022, March 1, 2023, April 4, 2023, June 8 2023, July 17, 2023 and August 11, 2023. These press releases are attached as Exhibit 10.9

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1       Share Exchange Agreement

10.2       Purchase Agreement and Addendums

10.3       Stream Capital Partners Listing Agreement

10.4       Pontus Net Lease Advisors Letter of Intent

10.5       Pontus Net Lease Advisers Agreement of Purchase and Sale

10.6       Pontus EHC Palm Beach, LLC Lease

10.7       Ethema Health Corporation Lease to Evernia Health Center

10.8       Warrant Exchange Agreement

10.9       Press Releases

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2023

By: /s/ Shawn E. Leon

Name: Shawn E. Leon

Title: CEO